UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2005, Carrols Corporation (the “Company”) and Alan Vituli, Chief Executive Officer and Chairman of the Board of Directors of the Company, upon approval of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), entered into a 3rd Extension of Employment Agreement (the “Vituli Extension Agreement”) dated as of May 3, 2005. The Vituli Extension Agreement extended the term, from December 31, 2005 to December 31, 2006, of the previously entered into Employment Agreement by and between the Company and Mr. Vituli, dated January 1, 1995, as amended April 3, 1996, as further amended and restated on March 27, 1997, as further amended and extended on April 1, 2002 and as further extended on November 11, 2004 (the “Vituli Employment Agreement”), upon all terms and conditions set forth in the Vituli Employment Agreement.

On May 3, 2005, the Company and Daniel T. Accordino, President and Chief Operating Officer of the Company, upon approval of the Compensation Committee, entered into a 3rd Extension of Employment Agreement (the “Accordino Extension Agreement”) dated as of May 3, 2005. The Accordino Extension Agreement extended the term, from December 31, 2005 to December 31, 2006, of the previously entered into Employment Agreement by and between the Company and Mr. Accordino, dated January 1, 1995, as amended April 3, 1996, as further amended and restated on March 27, 1997, as further amended and extended on April 1, 2002 and as further extended on November 11, 2004 (the “Accordino Employment Agreement”), upon all terms and conditions set forth in the Accordino Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carrols Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: May 9, 2005	By:	/s/ Paul R. Flanders
	Name:	Paul R. Flanders
Vice President, Chief Financial Officer and Treasurer